UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2008

AKESIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27409	84-1409219
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer identification number)

888 Prospect Street, Suite 320, La Jolla, CA 92037

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 454-4311

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

The information reported under Item 5.02 with respect to the issuance of stock options to Carl LeBel, Ph.D. and Kevin Sayer is hereby incorporated by reference into this Item 3.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Realignment of Management Team. On November 3, 2008, Jay B. Lichter, Ph.D., the then-current Chief Executive Officer of Akesis Pharmaceuticals, Inc. (“we” or the “Company”), notified the board of directors of the Company (the “Board”) of his resignation as Chief Executive Officer of the Company, effective as of that date. Dr. Lichter’s resignation did not extend to his position as a Chairman of the Board, which position he will continue to hold.

On the same date, the Board appointed Carl LeBel, Ph.D., a current member of the Board and the Company’s current Chief Operating Officer and President, to serve as the Company’s Chief Executive Officer, effective as of that date.

Annual Compensation and Bonus. In connection with Dr. LeBel’s appointment as the Company’s Chief Executive Officer, the Board approved the payment to Dr. LeBel of an annual base salary of $300,000, payable in accordance with the Company’s normal payroll practices. In addition, the Board approved the payment to Dr. LeBel of a bonus in the amount of $25,852.28.

In connection with Dr. Lichter’s resignation as the Company’s Chief Executive Officer and continued service as the Company’s Chairman of the Board, the Board approved a reduction in Dr. Lichter’s annual base salary to $100,000, payable in accordance with the Company’s normal payroll practices.

Grant of Stock Options. In addition, the Board approved a grant of stock options to Dr. LeBel and Mr. Kevin Sayer, a current member of the Board (each an “Optionee”), to purchase up to an aggregate of 375,000 and 100,000 shares of our common stock, respectively. Each such stock option will be granted pursuant to the terms of a Stand-Alone Stock Option Agreement (each, an “Option Agreement”) between the Company and the applicable Optionee.

Pursuant to the terms of each Option Agreement, the shares of common stock subject to each stock option will vest over a period of three years, with the shares vesting in equal monthly installments subject to the Optionees continuing to provide services to the Company during such period. The issuance of each stock option was exempt from registration by virtue of Section 4(2) of the Securities Act of 1933, as amended.

The foregoing summary of the Option Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Option Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01 Other Events.

On November 5, 2008, we issued a press release announcing the realignment of the Company’s management team. A copy of this press release is attached hereto as Exhibit 99.1. On November 6, 2008, we issued a press release announcing the Company’s pipeline expansion strategy. A copy of this press release is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
10.1	Form of Stand-Alone Stock Option Agreement
99.1	Press Release, dated as of November 5, 2008, announcing the realignment of the Company’s management team.
99.2	Press Release, dated as of November 6, 2008, announcing the Company’s pipeline expansion strategy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKESIS PHARMACEUTICALS, INC.

By:	/s/ Carl LeBel, Ph.D
Carl LeBel, Ph.D. President and Chief Executive Officer

Date: November 6, 2008